De Joya & Company
Certified Public Accountants
8275 So. Eastern Ave., Suite 250
Las Vegas, NV 89123
702.938.0493 tel
702.920.8049 fax

September 28, 2004

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the use in this Form SB-2 Registration Statement, our report dated July 19, 2004 relating to the financial statements of Common Horizons, Inc. as of June 30, 2004 and for the period from January 28, 2004 (Inception) through June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Form SB-2.

Sincerely,

/s/ De Joya & Company
De Joya & Company

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